FIRSTAR FUNDS, INC

                            REGISTRATION NO. 811-5380

                                   FORM N-SAR

                      ANNUAL PERIOD ENDED OCTOBER 31, 1999

SUB-ITEM 77C:  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

(a) Pursuant to a Consent of Sole Shareholder of the Firstar Core International Equity Index Fund dated November 3, 1999, Robert J. Tuszynski, as sole shareholder, approved the following matters with regards to the Firstar Core International Equity Index Fund: (i) the form, terms and provisions of the Investment Advisory Agreement and Addendum No. 7 thereto, between Firstar Investment Research and Management Company, LLC and Firstar Funds, Inc., (ii) the form, terms and provisions of the Sub-Investment Advisory Agreement between Firstar Investment Research and Management Company, LLC and The Glenmede Trust Company, and (iii) the form, terms and provisions of the Distribution and Service Plan for Firstar Funds, Inc., established pursuant to Rule 12b-1 for Series A and B shares in the form previously approved by Firstar Funds, Inc.'s Board of Directors.

(b) Pursuant to a Consent of Sole Shareholder of the Firstar MidCap Index Fund dated November 3, 1999, Robert J. Tuszynski, as sole shareholder, approved the following matters with regards to the Firstar MidCap Index
         Fund: (i) the form, terms and provisions of the Investment Advisory Agreement and Addendum No. 8 thereto, between Firstar Investment Research and Management Company, LLC and Firstar Funds, Inc., and (ii) the form, terms and provisions of the Distribution and Service Plan for Firstar Funds, Inc., established pursuant to Rule 12b-1 for Series A and B shares in the form previously approved by Firstar Funds, Inc.'s Board of Directors.

SUB-ITEM 77I: TERMS OF NEW OR AMENDED SECURITIES.

(b) The response to sub-item 77I(b) with respect to Classes 19 and 20, which constitute the Firstar MidCap Index and Core International Equity Funds, are incorporated by reference herein to Registrant's Post-Effective Amendment No. 37 filed with the Commission on August 18, 1999.

SUB-ITEM 77Q1: EXHIBITS.

(a) Articles Supplementary to the Charter are incorporated herein by reference to Exhibit (a)(15) in Registrant's Post-Effective Amendment No. 37 filed with the Commission on August 18, 1999.

         Articles Supplementary to the Charter are incorporated herein by reference to Exhibit (a)(16) in Registrant's Post-Effective Amendment No. 37 filed with the Commission on August 18, 1999.

(e) Sub-Investment Advisory Agreement between Firstar Investment Research and Management Company, LLC and The Glenmede Trust Company is incorporated herein by reference to Exhibit (d)(12) in Registrant's Post-Effective Amendment No. 37 filed with the Commission on August 18, 1999.

         Addendum No. 7 to the Investment Advisory Agreement between Registrant and Firstar Investment Research and Management Company, LLC is incorporated herein by reference to Exhibit (d)(13) in Registrant's Post-Effective Amendment No. 37 filed with the Commission on August 18, 1999.

         Addendum No. 8 to the Investment Advisory Agreement between Registrant and Firstar Investment Research and Management Company, LLC is incorporated herein by reference to Exhibit (d)(14) in Registrant's Post-Effective Amendment No. 37 filed with the Commission on August 18, 1999.